UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007 (May 16, 2007)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03—Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Incorporation

On May 16, 2007, the shareholders of WellPoint, Inc. (the “Company”) approved a proposal to amend Article VI of the Company’s Articles of Incorporation (the “Articles of Incorporation”) to provide for majority voting in uncontested elections of Directors, and the Company effected that amendment. A proposal for that amendment was disclosed in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on April 4, 2007. The amendment to the Articles of Incorporation was effected on May 17, 2007 by filing Articles of Amendment to the Articles of Incorporation with the Indiana Secretary of State. A restatement of the Articles of Incorporation, which includes the amendment referred to above but no other changes to the Articles of Incorporation, is filed as Exhibit 3.1 hereto and incorporated herein by reference.

By-Laws

On May 16, 2007, the Board of Directors of the Company, acting upon the recommendation of the Governance Committee, approved and adopted (i) an amendment to Section 1.8 of its By-Laws regarding the election of directors and (ii) the deletion of Article X of its By-Laws that contained special governance procedures which expired in November of 2006 pursuant to its terms. The amended Section 1.8 of the By-Laws states that the standard for election of directors is set forth in the Company’s Articles of Incorporation and requires an incumbent director who does not receive a majority of the votes cast to immediately tender his or her resignation to the Board. The Governance Committee will then make a recommendation to the Board on whether to accept the tendered resignation, or to take other action. The amendments took effect upon adoption by the Board.

The preceding is qualified in its entirety by reference to the Company’s By-Laws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01—Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Exhibit
Exhibit 3.1	Restated Articles of Incorporation of WellPoint, Inc. as of May 17, 2007.

Exhibit 3.2	By-Laws of WellPoint, Inc. as of May 16, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2007

WELLPOINT, INC.

By:	/s/ Angela F. Braly
Name:	Angela F. Braly
Title:	Executive Vice President, General Counsel and Chief Public Affairs Officer

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